Exhibit 99.1
Talen Energy Expands and Enhances Portfolio with Best-in-Class CCGT Acquisitions in PJM

HOUSTON, July 17, 2025 – Talen Energy Corporation (“Talen,” “we,” or “our”) (NASDAQ: TLN), a leading independent power producer, announced it has signed definitive agreements to acquire Caithness Energy’s Moxie Freedom Energy Center (“Moxie”) in Pennsylvania and Caithness Energy and BlackRock’s Guernsey Power Station (“Guernsey”) in Ohio, both combined-cycle gas-fired plants located within the PJM power market.
The net acquisition price is $3.5 billion after adjusting for estimated tax benefits, or approximately $3.8 billion gross. The net purchase price reflects an attractive acquisition multiple of 6.7x 2026 EV/EBITDA for two of the most efficient natural gas plants in PJM, at a material discount to current new-build CCGT costs. The transaction is expected to be immediately accretive to free cash flow per share by over 40% in 2026, and over 50% through 2029.
“This acquisition enhances Talen’s fleet by selectively adding modern, highly efficient baseload H-class CCGTs in Talen’s key markets, where we are an innovator in data center contracting,” said Mac McFarland, Talen President and Chief Executive Officer. “The transaction is immediately and highly accretive, maintains our balance sheet discipline, and adds more than the equivalent of another Susquehanna nuclear plant to our platform, further enabling large load service.”
“Caithness has built an extensive portfolio of leading-edge power generation facilities to support our valued customers,” said James D. Bishop, Jr., Chairman and CEO of Caithness Energy. “We are proud of what we have accomplished and this sale to Talen positions the assets for continued success under a strong and successful management team.”
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Key Strategic and Acquisition Highlights

▪Expands Talen’s Fleet with Modern, High Efficiency, H-Class CCGTs: These highly efficient plants add both baseload generation and cash flow diversification. The plants have an average heat rate of 6,550 Btu/kWh. Their highly efficient dispatch profile results in significant energy margin and strong cash flow conversion and increases our annual generation by 50% from approximately 40 TWh to 60 TWh.
The plants benefit from an advantaged location and reliable access to gas pipeline infrastructure from the Marcellus and Utica shale formations, with their rich natural gas reserves and interconnects to primary natural gas pipelines.
▪Enhances Platform for Data Center and Large-load Contracting: The addition of the facilities to Talen’s portfolio enhances Talen’s ability to offer reliable, scalable, grid-supported and regionally diverse low-carbon capacity to hyperscale data centers and large commercial off-takers. With greater operational flexibility, proximity to key load pockets, and proven track record in bilateral contracting, the proforma company will be well positioned to meet the evolving needs of high-growth, 24/7 power demand sectors.
▪Unlocks Material Value Day One: Immediately accretive to free cash flow per share by over 40% in 2026, and over 50% through 2029.
▪Maintains Balance Sheet Strength: Talen expects robust pro forma cash flows to drive rapid deleveraging and is committed to maintaining a leverage target of 3.5x or lower, anticipated by year-end 2026.
▪Capital Allocation Discipline: The acquisition supports a target of approximately $500 million of annual share repurchases through the 2026 deleveraging period with an aimed return to capital allocation of 70% of adjusted free cash flow thereafter.
Additional Transaction Details

Talen expects to issue approximately $3.8 billion in new debt to fund the acquisitions and refinance target debt, using both secured and unsecured instruments.
The Moxie and Guernsey transactions are both expected to close in Q4 2025. Each transaction is subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period pursuant to the Hart-Scott-Rodino act, and regulatory approvals from the Federal Energy Regulatory Commission and other regulatory agencies.
As part of the transaction, Talen is also acquiring the equity interests in Guernsey owned by the mid-market infrastructure funds managed by Global Infrastructure Partners (GIP), a part of BlackRock.

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Advisors

RBC Capital Markets and Citi are co-lead financial advisors to Talen. Kirkland & Ellis LLP and White & Case LLP are legal counsel to Talen. Cahill Gordon & Reindel LLP is legal counsel to RBC Capital Markets and Citi.
Lazard is lead financial advisor to Caithness. Paul Hastings LLP is legal counsel to Caithness. Morgan Stanley & Co. LLC served as lead financial advisor and Simpson Thacher & Bartlett LLP is legal counsel to Global Infrastructure Partners, a part of BlackRock.
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Investor Call

Talen will host an investor call at 4:30 p.m. EDT today, Thursday, July 17, 2025. To participate in the call, please register for the webcast via the page linked here. Participants can also join by phone by registering via the form linked here prior to the start time of the call to receive a conference call dial-in number. For those unable to participate in the live event, a digital replay will be archived for approximately one year and available on the Events page of Talen’s Investor Relations website linked here.
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About Talen

Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably and delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
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About Caithness

Caithness Energy, LLC is a privately held independent power producer with over 30 years of experience developing, managing, and operating innovative power generation projects. Headquartered in New York, Caithness focuses on clean, efficient natural gas and renewable energy assets, including the Moxie and Guernsey facilities—some of the most advanced combined-cycle gas plants in the U.S. The company is known for its leadership in developing state-of-the-art, low-carbon generation solutions that support reliable power delivery and environmental stewardship.
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Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things statements regarding the proposed Moxie and Guernsey acquisitions, the expected closing of the proposed transactions and the timing thereof, the financing of the proposed transactions, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources, accounting matters, expectations, beliefs, plans, objectives, goals, strategies, future events or performance, shareholder returns and underlying assumptions. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations and are subject to numerous factors that present considerable risks and uncertainties.

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Talen Contact Information
Investor Relations
Sergio Castro, Talen Energy
Vice President & Treasurer
(281) 203-5315
InvestorRelations@talenenergy.com

Media Contact
Taryne Williams, Talen Energy
Director, Corporate Communications
Taryne.Williams@talenenergy.com

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